Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05797,  333-09257, 333-13259, 333-27927, 333-69717, 333-91801, 333-53842, 333-102338, 333-117843, 333-117844, and 333-129851) and Form S-3 (Nos. 033-61903, 333-09151 and 333-89836) of American Science and Engineering, Inc. of our report dated June 17, 2005 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
June 9, 2006